Exhibit (k)(6)

CONFIDENTIAL

AMENDMENT TWO

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of June 10, 2026:

Term	Means
“Existing Agreement”	The Services Agreement among SS&C, Diameter Dynamic Credit Fund, Feeder Fund, Subsidiary Fund and Feeder Fund General Partner dated August 8, 2025, as amended

“SS&C”	ALPS Fund Services, Inc. (“SS&C ALPS”) DST Asset Manager Solutions, Inc. (“SS&C DST”) SS&C GIDS, Inc. (“SS&C GIDS”) SS&C Technologies, Inc. (“SS&C Tech”)

“Interval Fund”	Diameter Dynamic Credit Fund

“Feeder Fund”	DDCF Feeder LP

“Subsidiary Fund”	DDCF Master Investments I LLC

“Feeder Fund General Partner”	Diameter Associates LLC, in its capacity as general partner to DDCF Feeder LP

“New Subsidiary Fund”	DDCF Master Investments II LLC

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment contains (i) amendments to the Existing Agreement, as contained in Article A hereto, and (ii) general terms, as contained in Article B hereto.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Fund Services, Inc. DST Asset Manager Solutions, Inc. SS&C GIDS, Inc. SS&C Technologies, Inc.	Diameter Dynamic Credit Fund

By:	By:

Name:	Name:

Title:	Title:

DDCF Feeder LP	DDCF Master Investments I LLC

By:	By:

Name:	Name:

Title:	Title:

DDCF Master Investments II LLC	Diameter Associates, LLC, in its capacity as general partner to DDCF Feeder

By:	By:

Name:	Name:

Title:	Title:

Article A to this Amendment

Amendments

The Existing Agreement is amended as follows:

1.	New Subsidiary Fund listed below is added as a Party and any reference to “Fund” is deemed to include New Subsidiary Fund, as the context requires.

DDCF Master Investments II LLC

2.	The preamble is deleted and replaced with:

This Services Agreement (the “Agreement”) is entered into and effective as of August 8, 2025 (the “Effective Date”), as amended pursuant to (i) Amendment One as of April 23, 2026 and (ii) Amendment Two as of May 28, 2026, by and among:

1. ALPS Fund Services, Inc., a corporation incorporated in the State of Colorado (“SS&C ALPS”), DST Asset Manager Solutions, Inc., a corporation incorporated in the Commonwealth of Massachusetts (“SS&C DST”), SS&C GIDS, Inc., a corporation incorporated in the State of Delaware (“SS&C GIDS”), and SS&C Technologies, Inc., a corporation incorporated in the State of Delaware (“SS&C Tech” and, collectively with SS&C ALPS, SS&C DST and SS&C GIDS, “SS&C”);

2. Diameter Dynamic Credit Fund, a Delaware statutory trust, registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund pursuant to Rule 23c-3 of the 1940 Act (the “Interval Fund”);

3. DDCF Feeder LP, a Delaware limited partnership (the “Feeder Fund”);

4. DDCF Master Investments I LLC, a Delaware limited liability company and DDCF Master Investments II LLC, a Cayman limited liability company (each, a “Subsidiary Fund”); and

5. Diameter Associates LLC, a Delaware limited liability company, in its capacity as the general partner of DDCF Feeder LP (the “Feeder Fund General Partner”).

SS&C, Interval Fund, Feeder Fund, each Subsidiary Fund and the Feeder Fund General Partner each may be referred to individually as a “Party” or collectively as “Parties.” Interval Fund, Feeder Fund, and each Subsidiary Fund may be referred to collectively as “Fund” or individually as a “Fund Entity.”

3.	Section 7.2 is deleted and replaced with:

(a) Diameter Dynamic Credit Fund represents and warrants to SS&C that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the Governing Documents of Diameter Dynamic Credit Fund and other corporate actions thereof; (ii) it is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as a non-diversified, closed-end management investment company; (iii) it is empowered under applicable laws and by its Governing Documents to enter into and perform this Agreement; (iv) the Board has duly authorized it to enter into and perform this Agreement; and (v) it will promptly notify SS&C of (1) any Action against it, Management and its investment adviser or sub-adviser and (2) changes (or pending changes) in applicable Law with respect to Diameter Dynamic Credit Fund that are relevant to the Services.

(b) DDCF Feeder LP represents and warrants to SS&C that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the governing documents of DDCF Feeder LP and other corporate actions thereof; (ii) it is a limited partnership organized and existing in good standing under the laws of the state of Delaware; (iii) it is empowered under applicable laws and by its governing documents to enter into and perform this Agreement; and (iv) it will promptly notify SS&C of (1) any Action against it and (2) changes (or pending changes) in applicable Law with respect to DDCF Feeder LP that are relevant to the Services.

(c) DDCF Master Investments I LLC represents and warrants to SS&C that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the governing documents of DDCF Master Investments I LLC and other corporate actions thereof; (ii) it is a limited liability company organized and existing in good standing under the laws of the state of Delaware;

(iii) it is empowered under applicable laws and by its governing documents to enter into and perform this Agreement; and (iv) it will promptly notify SS&C of (1) any Action against it and (2) changes (or pending changes) in applicable Law with respect to DDCF Master Investments I LLC that are relevant to the Services.

(d) DDCF Master Investments II LLC represents and warrants to SS&C that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the governing documents of DDCF Master Investments II LLC and other corporate actions thereof; (ii) it is a limited liability company organized and existing in good standing under the laws of the Cayman Islands; (iii) it is empowered under applicable laws and by its governing documents to enter into and perform this Agreement; and (iv) it will promptly notify SS&C of (1) any Action against it and (2) changes (or pending changes) in applicable Law with respect to DDCF Master Investments II LLC that are relevant to the Services.

Article B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.